     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 1996

                                                           REGISTRATION NO. 333-

================================================================================



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM S-8


                             REGISTRATION STATEMENT

                                     Under

                           THE SECURITIES ACT OF 1933


                      ILLINOIS SUPERCONDUCTOR CORPORATION

             (Exact name of registrant as specified in its charter)





            DELAWARE                                      36-3909505
  (State or other jurisdiction                             (IRS Employer
of incorporation or organization)                       Identification Number)


                451 KINGSTON COURT, MT. PROSPECT, ILLINOIS 60056

          (Address of Principal Executive Offices including Zip Code)


Illinois Superconductor Corporation Amended and Restated 1993 Stock Option Plan

                             (Full title of plans)





                                ORA E. SMITH
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     ILLINOIS SUPERCONDUCTOR CORPORATION
              451 KINGSTON COURT, MT. PROSPECT, ILLINOIS 60056
                               (847) 391-9400
          (Name, address and telephone number of agent for service)

                            WITH COPIES TO:

   Mark D. Gerstein, Esq.               Bruce A. Zivian, Esq.
   Lawrence D. Levin, Esq.         Fitzpatrick Eilenberg & Zivian
    Katten Muchin & Zavis             20 North Wacker Drive
   525 West Monroe Street           Chicago, Illinois  60606
         Suite 1600                     (312) 726-2200
  Chicago, Illinois  60661
       (312) 902-5200


                        CALCULATION OF REGISTRATION FEE

                                                  Proposed maximum      Proposed maximum
Title of securities                               offering price        aggregate offering       Amount of
  to be registered    Amount to be registered(1)       per share        price                 registration fee
Common Stock,
$0.001 par value
(including
preferred stock
purchase rights)            526,203 shares                   $22.13(2)     $11,644,872.39(2)         $4,015.47
Common Stock,
$0.001 par value
(including
preferred stock
purchase rights)            73,797 shares                    $20.29(3)     $ 1,497,341.13(3)         $  516.32
TOTAL                       600,000 shares                                 $13,142,213.52            $4,531.79
=====                 ==========================                        =================     ================

(1) Includes an indeterminate number of shares of Illinois Superconductor Corporation Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions.

(2) The amounts are based upon the high and low sales prices of Illinois Superconductor Corporation Common Stock as reported on The Nasdaq Stock Market on June 10, 1996 and are used solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

(3) The amounts are based on the weighted average exercise price (rounded to the nearest cent) at which the options outstanding whose exercise will result in the issuance of the shares being registered may be exercised and are used solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

     This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to the Illinois Superconductor Corporation Amended and Restated 1993 Stock Option Plan and the Illinois Superconductor Corporation Initial Stock Option Plan is effective. Accordingly, pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 (File No. 33-88716) filed by the Registrant with the Securities and Exchange Commission on January 24, 1995 is hereby incorporated by reference.




                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

4.1(1)  Certificate of Incorporation of the Registrant.

4.2(2) Certificate of Amendment of Certificate of Incorporation of the Registrant.

4.3(3)  By-laws of the Registrant.

4.4(4)  Illinois Superconductor Corporation Amended and Restated
        1993 Stock Option Plan, as amended.

4.5(5)  Form of the Illinois Superconductor Corporation Initial Stock Option
        Plan.

5 Opinion of Katten Muchin & Zavis as to the legality of the securities being registered.

23.1    Consent of Ernst & Young LLP independent accountants.

23.2 Consent of Katten Muchin & Zavis (contained in their opinion filed as Exhibit 5).

24 Power of Attorney (included on the signature page of this Registration Statement).




- ---------------
(1) Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, File Number 33-67756 (the "IPO Registration Statement").
(2) Incorporated by reference to Exhibit 3.3 to Amendment No. 1 to the IPO Registration Statement.
(3)  Incorporated by reference to Exhibit 3.2 to the IPO Registration
     Statement.
(4) Incorporated by reference to Exhibits A and B to the Registrant's Proxy Statement filed in connection with its annual meeting held on June 13, 1996.
(5) Incorporated by reference to Exhibit 4.5 to the Registrant's Registration Statement on Form S-8, File No. 33-88716, filed on January 24, 1995.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 13th day of June, 1996.

                     Illinois Superconductor Corporation




                     By:  /s/ ORA E. SMITH
                        -------------------------------------
                          Ora E. Smith
                          President and Chief Executive Officer





                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Ora E. Smith and Stephen G. Wasko and, each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 13, 1996.



       SIGNATURE                                  TITLE
                          President, Chief Executive Officer (Principal
    /s/ ORA E. SMITH      Executive Officer) and a Director
- ----------------------
       Ora E. Smith

   /s/ STEVEN LAZARUS     Chairman of the Board of Directors
- ----------------------
       Steven Lazarus

 /s/ PAUL G. YOVOVICH     Director
- ----------------------
      Paul G. Yovovich

/s/ LEONARD A. BATTERSON  Director
- ----------------------
    Leonard A. Batterson

   /s/ PETER S. FUSS      Director
- ----------------------
     Peter S. Fuss

 /s/ STEPHEN G. WASKO     Vice President, Chief Financial Officer, Treasurer
- ----------------------    and Secretary (Principal Accounting and Financial
    Stephen G. Wasko      Officer)

                                EXHIBIT INDEX




Exhibit                          Description
Number
- -------  ------------------------------------------------------------------------------
 4.1(1)  Certificate of Incorporation of the Registrant.

 4.2(2)  Certificate of Amendment of Certificate of Incorporation of the Registrant.

 4.3(3)  By-laws of the Registrant.

 4.4(4)  Illinois Superconductor Corporation Amended and Restated 1993 Stock Option Plan,
         as amended.

 4.5(5)  Form of the Illinois Superconductor Corporation Initial Stock Option Plan.

 5       Opinion of Katten Muchin & Zavis as to the legality of the securities being registered.

23.1     Consent of Ernst & Young LLP independent accountants.

23.2     Consent of Katten Muchin & Zavis (contained in their opinion filed as Exhibit 5).

24       Power of Attorney (included on the signature page of this Registration
         Statement).


- ---------------
(1) Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, File Number 33-67756 (the "IPO Registration Statement").
(2) Incorporated by reference to Exhibit 3.3 to Amendment No. 1 to the IPO Registration Statement.
(3)  Incorporated by reference to Exhibit 3.2 to the IPO Registration
     Statement.
(4) Incorporated by reference to Exhibits A and B to the Registrant's Proxy Statement filed in connection with its annual meeting held on June 13, 1996.
(5) Incorporated by reference to Exhibit 4.5 to the Registrant's Registration Statement on Form S-8, File No. 33-88716, filed on January 24, 1995.